Exhibit 5.1

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

March 29, 2019

Lyft, Inc.

185 Berry Street, Suite 5000

San Francisco, CA 94107

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Lyft, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 127,393,809 shares of your Class A common stock, par value $0.00001 per share (the “Shares”), consisting of: (i) 54,153,139 shares of Class A common stock to be issued under the 2019 Equity Incentive Plan (the “2019 Plan”); (ii) 6,000,000 shares of Class A common stock to be issued under the 2019 Employee Stock Purchase Plan (the “2019 ESPP”); (iii) 29,072,078 shares of Class A common stock which are subject to currently outstanding RSUs under the 2018 Equity Incentive Plan (the “2018 Plan”); (iv) 31,474,105 shares of Class A common stock which are subject to currently outstanding RSUs under the 2008 Equity Incentive Plan (the “2008 Plan,” and together with the 2019 Plan, the 2019 ESPP and the 2018 Plan, the “Plans”); and (v) 6,694,487 shares of Class A common stock which are subject to currently outstanding stock options under the 2008 Plan. As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

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AUSTIN     BEIJING     BOSTON     BRUSSELS     HONG KONG     LONDON     LOS ANGELES     NEW YORK     PALO ALTO

SAN DIEGO     SAN FRANCISCO     SEATTLE     SHANGHAI     WASHINGTON, DC     WILMINGTON, DE

March 29, 2019

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.